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                                                                       Exhibit 5


                 [LETTERHEAD OF LEBOEUF, LAMB, GREENE & MACRAE]

                         LEBOEUF, LAMB, GREENE & MACRAE
                                     L.L.P.
      A Limited Liability Partnership including Professional Corporations
                              125 West 55th Street
                             New York, NY 10019-5389
                                 (212) 424-8000
New York                                                                  London
Washington, D.C.            Facsimile: (212) 424-8500            (a London-based
Albany                                                multinational partnership)
Boston                                                                     Paris
Denver                                                                  Brussels
Harrisburg                                                          Johannesburg
Hartford                                                               (pty)ltd.
Houston                                                                   Moscow
Jacksonville                                                              Riyadh
Los Angeles                                                  (Affiliated office)
Newark                                                                  Tashkent
Pittsburgh                                                               Bishkek
                                                                     [ILLEGIBLE]








                                  ____ __, 2002


Safety Insurance Group, Inc.
20 Custom House Street
Boston, MA  02110


            Re: Safety Insurance Group, Inc.
                Registration Statement on Form S-1
                ----------------------------------

Dear Sirs:

      We have acted as counsel, to Safety Insurance Group, Inc., a Delaware corporation (the "Registrant"), in connection with a Registration Statement on Form S-1 (File No. 333-87056) (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to an offering (the "Offering") of shares of the Registrant's Common Stock, par value $0.01 per share (the "Common Stock"), by the Registrant (such shares of Common Stock, including any shares that may be sold upon exercise of the underwriters' over-allotment option and any additional shares that may be registered in accordance with Rule 462(b) under the Act for sale in the Offering, the "Shares").

      In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

      We are of the opinion that upon the issuance and delivery against payment therefore in accordance with the terms of the underwriting agreement (a form of which is filed as Exhibit 1 to the Registration Statement), the Shares will be duly authorized, validly issued, fully paid and non-assessable under the laws of the State of Delaware.

                                       29
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Safety Insurance Group, Inc.
____ __, 2002
Page 2


      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to our firm under the caption "Validity of Common Stock" in the prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the Offering. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,